Exhibit 99.1




                         For release on November 3, 2003


Contacts:
---------
Robert W. DeCook, CEO
or
Vicki Hladik, Senior Vice President and CFO
(641)673-8328

                 Horizon Financial Services Corporation Reports
                      First Quarter of Fiscal 2004 Results


Oskaloosa, Iowa -- Horizon Financial Services Corporation, Nasdaq OTC BB (HZFS), the parent company of Horizon Federal Savings Bank, reported net earnings of $356,000 or $0.47 per share, fully diluted, for the quarter ended September 30, 2003, compared to $199,000 or $0.26 per share, fully diluted, for the quarter ended September 30, 2002. The 79% increase in net earnings for the quarter compared to the same quarter one year earlier is primarily attributable to a $161,662 impairment write down in the period ended September 30, 2002,and an increase in non-interest income in the 2003 period of $281,000, comprised of an increase in gains on sale of securities of $86,000 and increases in fees, commissions and service charges, and gains on the sale of mortgage loans. Net interest income also improved increasing from $933,000 for the quarter ended September 30, 2002 to $999,000 for the quarter ended September 30, 2003. The decrease in interest expense and the smaller decrease in interest earned are attributable primarily to decreases in rates during the period.

The Company's net interest margin, which is net interest income divided by average interest-earning assets was 4.56% for the three month period ended September 30, 2003 compared to 4.36% for the same period ended 2002. Provisions for losses on loans decreased by $21,000 from $81,000 to $60,000. Net charge-offs for the period ended 2003 were $18,000 compared to $23,000 for the period ended 2002. The Company had an increase of $116,000 in non-interest expense to $703,000, compared to $587,000 for the three month period ended September 30, 2002, mainly as a result of an increase of $40,000 in office property and equipment and an increase of $58,000 in employment compensation and benefits. The Company also increased its advertising expense by $20,000 from $16,000 to $35,000 in 2003 mainly to promote the coming of its new office in Pleasant Hill, Iowa.

Changes in various components of the Company's balance sheet are presented in the consolidated balance sheets accompanying this earnings release. "I am very pleased that net income for the first three months remained very strong and sufficient to produce an annualized 13.47% return on equity." stated Robert W. DeCook, Chief Executive Officer.

At September 30, 2003, Horizon Financial Services Corporation had assets of $92.4 million and stockholders' equity of $10.7 million, or $14.01 per share of common stock compared to assets of $91.3 million and stockholders' equity of $10.4 million, or $13.95 per share at June 30, 2003. Horizon Financial Services Corporation and its subsidiary, Horizon Federal Savings Bank, provide a wide range of financial products and services through three offices in two counties in southeast Iowa and a new loan production office in Pleasant Hill, Iowa.

                           FORWARD-LOOKING STATEMENTS

The Company may from time to time make "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission (the "SEC"), in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company and the Banks pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). Those risks and uncertainties could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements.

The  Company  does  not  undertake,   and  expressly  disclaims  any  intent  or
obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                           Consolidated Balance Sheets


                                                                 September 30,         June 30,
Assets                                                              2003                 2003
------                                                              ----                 ----
                                                                            (Unaudited)
Cash and cash equivalents                                        $  5,672,795         $  5,303,912
Securities available-for-sale                                      15,724,074           17,176,190
Loans receivable, net                                              66,923,539           65,006,810
Real estate                                                           671,536              638,658
Stock in Federal Home Loan Bank, at cost                              436,100              509,200
Office property and equipment, net                                  2,021,152            1.971,871
Accrued interest receivable                                           610,065              567,301
Deferred tax asset                                                    141,925               60,000
Accrued income tax receivable                                          - - -                42,282
Prepaid expenses and other assets                                     162,600               46,109
                                                                 ------------         ------------

     Total assets                                                $ 92,363,786         $ 91,322,333
                                                                 ============         ============

Liabilities and Stockholders' Equity
------------------------------------

Deposits                                                         $ 74,958,363         $ 74,422,752
Advances from Federal Home Loan Bank                                5,907,500            5,545,115
Advance payments by borrowers for taxes and insurance                  (3,080)             347,265
Accrued income taxes payable                                          146,169               - - -
Accrued expenses and other liabilities                                650,144              563,151
                                                                 ------------         ------------

     Total liabilities                                             81,659,096           80,878,283
                                                                 ------------         ------------

Stockholders' equity
--------------------
Preferred stock, $.01 par value, authorized 250,000
     shares; none issued                                                  ---                  ---
Common stock, $.01 par value, authorized 1,500,000
     shares; 1,046,198 shares issued                                   10,462               10,462
Additional paid-in capital                                          5,025,598            5,025,598
Retained earnings, substantially restricted                         7,806,129            7,498,305
Treasury stock, at cost, (282,187 and 297,267 shares
     at September 30, 2003 and June 30, 2003, respectively)        (2,147,630)          (2,237,884)
Accumulated other comprehensive gain- net
     unrealized gain on securities available-for-sale                  10,131              147,569
                                                                 ------------         ------------

     Total stockholders' equity                                    10,704,690           10,444,050
                                                                 ------------         ------------

Total liabilities and stockholders' equity                       $ 92,363,786         $ 91,322,333
                                                                 ============         ============


              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                      Consolidated Statements of Operations

                                                                 Three Months Ended
                                                                     September 30,
                                                                2003                2002
                                                                ----                ----
Interest income:                                                     (Unaudited)
  Loans                                                    $ 1,264,779      $ 1,325,106
  Investment securities available-for-sale                     151,546          135,066
  Other interest income                                          6,120           22,889
                                                           -----------      -----------

Total interest income                                        1,422,445         1,483,061
                                                           -----------      -----------

Interest expense:
  Deposits                                                     348,938           478,779
  Advances from Federal Home Loan Bank                          74,246            71,144
                                                           -----------      -----------

Total interest expense                                         423,184           549,923
                                                           -----------      -----------

Net interest income                                            999,261           933,138

Provision for losses on loans                                   60,000            80,800
                                                           -----------      -----------

Net interest income after provision for losses on loans        939,261           852,338
                                                           -----------      -----------

Non-interest income:
  Fees, commissions and service charges                        178,745           161,261
  Gain on sale of securities, net                              100,901            14,984
  Gain on sale of mortgage loans                                29,028            12,636
  Impairment loss on equity securities                           - - -          (161,662)
                                                           -----------      -----------

Total non-interest income                                      308,674            27,219
                                                           -----------      -----------

Non-interest expense:
  Compensation, payroll taxes and employee benefits            391,777           334,100
  Advertising                                                   35,443            15,560
  Office property and equipment                                122,765            82,622
  Federal insurance premiums and special assessments             3,049             3,126
  Data processing services                                      49,900            55,493
  Other real estate                                             24,463            12,423
  Other                                                         76,083            83,940
                                                           -----------      -----------

Total non-interest expense                                     703,480           587,264
                                                           -----------      -----------

Earnings before taxes                                          544,455           292,293

Taxes                                                          188,450            93,000

Net earnings                                              $    356,005      $    199,293
                                                          ============      ============


     Basic and diluted earnings per common share          $       0.47      $       0.26
                                                          ============      ============